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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-67788, 033-94364, 333-50326 and 333-58560) pertaining to the
Fremont General Corporation 1997 Stock Plan, the Fremont General Corporation Non-qualified Stock Option Plan of 1989, the Fremont General and Affiliated Companies Investment Incentive Program, and the 2001 Fremont General Corporation Supplemental Retirement Plan, respectively, and the Registration Statement (Form S-8/S-3 No. 333-17525) as amended pertaining to the Fremont General Corporation 1995 Restricted Stock Award Plan of our report dated March 21, 2002, with respect to the consolidated financial statements of Fremont General Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                            ERNST & YOUNG LLP


Los Angeles, California
March 27, 2002